PotlatchDeltic

PotlatchDeltic Corporation
601 West First Avenue, Suite 1600 | Spokane, WA 99201

PotlatchDeltic.com

News Release

For immediate release

Contact:    (Investors) (Media)

Jerry RichardsMark Benson

509-835-1521509-835-1513

Potlatch and Deltic Timber Complete Merger

SPOKANE, Wash. and EL DORADO, Ark., Feb. 20, 2018 (GLOBENEWSWIRE) -- PotlatchDeltic Corporation (NASDAQ:PCH) (“PotlatchDeltic”) today announced the successful completion of the previously announced merger of Potlatch Corporation with Deltic Timber Corporation in an all-stock transaction, creating a leading domestic timberland owner and top-tier wood products manufacturer. All closing conditions for the deal have been met.

The combined company has changed its name to PotlatchDeltic Corporation and its shares will trade on the Nasdaq Stock Market under the ticker PCH.

“Today marks the beginning of a stronger PotlatchDeltic, positioned for growth,” said Chairman and Chief Executive Officer Mike Covey. “We are thrilled to be celebrating this milestone and eager to begin integrating our business and capturing significant merger benefits. Our businesses have solid plans in place to deliver on our synergy commitments and provide a seamless transition for our customers and other stakeholders.”

The combination brings together two leading timberland owners and wood products manufacturers, while also combining two highly complementary and successful real estate businesses.

Together, the combined company has a highly productive and diverse timberland portfolio of nearly 2 million acres, with approximately 1.1 million acres in the U.S. South, 600,000 acres in Idaho, and 150,000 acres in Minnesota. The company operates eight wood products manufacturing facilities, including six lumber manufacturing facilities, one medium density fiberboard (“MDF”) facility and one industrial plywood mill. In total, PotlatchDeltic has lumber capacity of 1.2 billion board feet, making it one of the leading producers in the U.S.

In accordance with the terms of the merger agreement, each outstanding share of Deltic Timber common stock immediately prior to the merger converted to the right to receive 1.80 shares of

PotlatchDeltic common stock.  In total, approximately 22 million common shares of PotlatchDeltic will be issued to Deltic Timber shareholders, representing approximately 35 percent of total shares of outstanding.

About PotlatchDeltic

PotlatchDeltic Corporation (NASDAQ: PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a medium density fiberboard plant, a residential and commercial real estate development business and a rural timberland land sales program. In February 2018, Potlatch Corporation merged with Deltic Timber Corporation. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources.   More information can be found at www.PotlatchDeltic.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about PotlatchDeltic that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the proposed impact of the merger on PotlatchDeltic’s financial results, the estimated distribution of Deltic’s accumulated earnings and profits, and the integration of Deltic’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Deltic’s operations with those of Potlatch will be materially delayed or will be more costly or difficult than expected; dilution caused by PotlatchDeltic’s issuance of additional shares of its common stock in connection with the merger; the possibility that integration may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on integration related issues; the estimation of Deltic’s accumulated earnings and profits is preliminary and may change with further due diligence; general competitive, economic, political and market conditions and fluctuations, including changes in interest rates, credit availability, adverse weather, cost and availability of materials used to manufacture products, natural gas pricing and volumes produced; changes in the regulatory environment; the cyclical nature of the industry in which the parties operate; and the other factors described in Potlatch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC.  PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

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